Exhibit 10.1

500 SEVENTH AVENUE NEW YORK, NY 10018-1502
PHONE: 212-575-4449 FAX: 213-382-3442

thomas.braunstein@sterlingbancorp.com www.sterlingbancorp.com

Thomas Braunstein First Vice President

June 28, 2005

Mr. Alvin Murstein

Medallion Financial, Inc.

437 Madison Ave. 38th Floor

New York, NY 10022

.	Re: $15,000,000 Revolving Credit Note and Loan and Security Agreement dated April 26, 2004 and subsequently extended to June 30, 2005

Dear Mr. Murstein:

Reference is made to the Loan and Security Agreement (“Agreement”) date April 26, 2004 by and between Medallion Financial Corp. (“Borrower”) and Sterling National Bank (“Lender”) and the underlying Revolving Credit Note (“Promissory Note”), which the Borrower executed in the original principal amount of fifteen million dollars ($15,000,000.00), which were subsequently extended to June 30, 2005. As you know, the Lender’s obligation to make advances under the Agreement expires, and all amounts due and owing under the Promissory Note and the Agreement are payable in full, on June 30, 2005, (the “Revolving Credit Termination Date”). Lender is willing to extend the Revolving Credit Termination Date to July 31, 2005 (the “Extended Revolving Credit Termination Date”), subject to the following terms and conditions:

1.	In the event of any default under the Agreement or the Promissory Note, the loan and all accrued and unpaid interest shall be due and payable immediately upon demand.

2.	All other terms and conditions of the Agreement and Promissory Note remain in full force and effect.

3.	The Extended Revolving Credit Termination Date shall be effective upon receipt by the Lender of a copy of this letter signed by the Borrower no later than June 30, 2005.

In order to induce Lender to grant this extension Borrower hereby represents that: (a) there is no default or event of default under the Agreement, the Note or any other loan document, (b) the principal amount currently outstanding under the Note and the Agreement is $10,700,000.00, and the Borrower has no claims, defenses or offsets against the payment thereof, and (c) the Borrower ratifies and reaffirms the Note, the Agreement and the other loan documents in their entirety.

If the foregoing is satisfactory, please have a copy of this letter signed by the Borrower and return the executed copy to me by overnight delivery service.

Yours truly,
Sterling National Bank

/s/ Thomas M. Braunstein
Thomas M. Braunstein
First Vice President

AGREED AND ACCEPTED THIS 28 DAY OF JUNE, 2005

Medallion Financial Corp.

By:	/s/ Alvin Murstein
Name: Alvin Murstein
Title: CEO